UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2016 (November 11, 2016)

TRANSOCEAN PARTNERS LLC

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-36584	66-0818288
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

40 George Street
London
England
United Kingdom	W1U 7DW
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: + 44 20 3675 8410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction А.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13е-4(с) under the Exchange Act (17 CFR 240.1 3е-4(с))

Item 8.01. Other Events.

On November 11, 2016, Transocean Partners LLC, a Marshall Islands limited liability company (“Transocean Partners”), convened and adjourned, without a vote, Transocean Partners’ previously scheduled special meeting of common unitholders to vote on the proposed merger of Transocean Partners with an indirect, wholly owned subsidiary of Transocean Ltd., a Swiss corporation (“Transocean”), pursuant to an Agreement and Plan of Merger, dated as of July 31, 2016 by and among Transocean, Transocean Partners Holdings Limited, a Cayman Islands exempted company, TPHL Holdings LLC, a Marshall Islands limited liability company, and Transocean Partners.

The special meeting will reconvene on Wednesday, November 16, 2016, at 3:00 p.m. local time at Transocean Partners’ offices at 40 George Street, 4th Floor, London, England W1U 7DW, United Kingdom. The record date for common unitholders entitled to vote at the special meeting remains September 22, 2016.

A copy of the press release announcing the adjournment of the special meeting is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description

99.1	Press Release Announcing Adjournment of Special Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN PARTNERS LLC

Date: November 14, 2016	By:	/s/ Raoul F. Dias
Raoul F. Dias
Authorized Person

Index to Exhibits

Number	Description

99.1	Press Release Announcing Adjournment of Special Meeting